                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 27, 2001

                                   HOLOGIC, INC.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                   DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

              0-18281                                04-2902449
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       (Commission File Number)             (I.R.S. Employer Identification No.)

                    35 Crosby Drive, Bedford, MA               01730
         ----------------------------------------------    --------------
          (Address of Principal Executive Offices)           (Zip Code)

                                (781) 999-7300
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             (Registrant's Telephone Number, Including Area Code)

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS
------

A. On Tuesday, July 31, 2001, the Board of Directors of the Company held a special meeting at which they named John W. Cumming Hologic's new Chief Executive Officer, President and a director. Mr. Cumming joined Hologic in August 2000 as Senior Vice President and President of LORAD, a Hologic Company.

     Steve L. Nakashige, the Company's President and Chief Operating Officer and member of the Board of Directors resigned his positions on July 27, 2001 to pursue other business interests.

     Jay A. Stein, who had been serving as interim Chief Executive Officer following the passing of Hologic co-founder David Ellenbogen, will remain as Chief Technical Officer, the position he held prior to assuming the role of acting CEO. Dr. Stein will also continue as Chairman of the Board of Directors.

     Glenn P. Muir, Hologic's Executive Vice President, Finance and Administration and Treasurer, was named to the Board of Directors in July 2001.

     Peter C. Kershaw was appointed Vice President and General Manager, LORAD, in July 2001 to replace Mr. Cumming.

     Further details are set forth in the news release attached to this report as Exhibit 99.

B. The names of the executive officers of the Company as of August 1, 2001, and certain biographical information furnished by them, are set forth below:


NAME                                     Age                            Position
John W. Cumming                             55  Chief Executive Officer, President and Director
Jay A. Stein                                59  Chairman of the Board, and Chief Technical Officer
Glenn P. Muir                               42  Executive Vice President, Finance and Administration,
                                                Treasurer, and Director
Mark A. Duerst                              45  Senior Vice President, Worldwide Sales
Thomas J. Umbel                             46  Senior Vice President, New Business Development
Peter C. Kershaw                            48  Vice President and General Manager, LORAD
John MacLennan                              49  Vice President and General Manager, Hologic Systems and
                                                Fluoroscan
Peter Soltani                               40  Vice President and General Manager, Direct Radiography
                                                Corp.
Eric Von Stetten                            39  Vice President and General Manager, Osteoporosis
                                                Assessment

     Mr. Cumming was appointed to the position of Chief Executive Officer, President and director by the Company's Board of Directors on July 31, 2001. Prior to that, Mr. Cumming held the position of Senior Vice President and President, LORAD(R), a Hologic

Company, since joining the Company in August 2000. Prior to joining Hologic, Mr. Cumming served as President and Managing Director of HealthCare Markets Group, a strategic advisory and investment banking firm he founded in 1984. Prior to forming HealthCare Markets Group, Mr. Cumming was Vice President/Division Manager for Elscint, Inc., a full line manufacturer of diagnostic imaging equipment. He became a member of Elscint's management team through the acquisition of Xonics Medical Systems in 1983, where he served as Director of Sales & Marketing. Mr. Cumming joined Xonics through the acquisition of Radiographic Development (medical imaging), where he served as Vice President, Sales & Marketing. Mr. Cumming currently serves on the Board of Directors of Vascular Genetics, a gene therapy company focusing on coronary artery disease, MRPnet, Inc., an internet application provider to the healthcare industry, Century Capital, an investment banking firm specializing in the biosciences field, and HealthCare Markets Group.

     Dr. Stein, a co-founder and the Chief Technical Officer of the Company, has served as its Executive or Senior Vice President, Chief Technical Officer and a director since its organization in October 1985 and as its Chairman of the Board of Directors since June 2001. Prior to co-founding the Company, Dr. Stein served as Vice President and Technical Director of Diagnostic Technology, Inc. (DTI), which he co-founded with Mr. Ellenbogen in 1981. DTI, which developed an x-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. ("ATL"), a wholly owned subsidiary of Squibb Corporation. Dr. Stein served as Technical Director of the digital angiography group of its successor, ATL, from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving x-ray technology. From July 1989 to January 2000, Dr. Stein was also the Senior Vice President, Technical Director and a director of Vivid Technologies, Inc. (Vivid) and devoted approximately eight hours per week to Vivid pursuant to a management agreement between the Company and Vivid. On January 13, 2000, PerkinElmer completed the purchase of Vivid and Dr. Stein relinquished all positions and duties with Vivid.

     Mr. Muir, a Certified Public Accountant, was appointed to the Board of Directors in July 2001, and has held the position of Executive Vice President of Finance and Administration and Treasurer of the Company since September 2000. Prior to that, Mr. Muir served as Vice President of Finance and Treasurer of the Company since February 1992 and Controller since joining the Company in October
1988.   From 1986 to 1988, Mr. Muir was Vice President of Finance and
Administration and Chief Financial Officer of Metallon Engineered Materials Corp., a manufacturer of composite materials. Mr. Muir received an MBA from the Harvard Graduate School of Business Administration in 1986.

     Mr. Duerst was appointed to the position of Senior Vice President and General Manager, Worldwide Sales in April 2001. Prior to that, Mr. Duerst served as Senior Vice President and General Manager of International Sales from September 2000, served as Vice President of Sales from 1994 to 2000 and other sales management positions since joining the Company in 1989. From 1988 to 1989, Mr. Duerst was an independent marketing and sales consultant and from 1983 to 1987 he was Director of Sales and Marketing of Lunar Corporation.

     Mr. Umbel was appointed to the new position of Senior Vice President of New Business Development in April 2001. Prior to that, Mr. Umbel held the position of Senior Vice President of North American Sales since September 2000. Mr. Umbel also held the position of President of Direct Radiography Corp. (DRC), a wholly owned subsidiary of Hologic, from June 1999 to September 2000. From 1997 to 1999, Mr. Umbel was Vice President, and General Manager of the Digital Radiography business for Sterling Diagnostic Imaging. Prior thereto, Mr. Umbel was with the DuPont Company for 21 years serving in a variety of sales, marketing, engineering and manufacturing roles in DuPont's medical and electronics businesses.

     Mr. Kershaw was appointed Vice President and General Manager, LORAD, a Hologic company, in July 2001. Prior to joining Hologic, Mr. Kershaw was President of Bespak Medical Device Division from 1998 to 2001 and held the position of Vice President and General Manager from 1996 to 1998. From 1991 to 1996, Mr. Kershaw was Vice President of Operations at Bard Cardiology, a division of C.R. Bard and served as Director of Manufacturing from 1989 - 1991. Prior thereto, Mr. Kershaw was with Johnson & Johnson Orthopedics serving in a variety of engineering and manufacturing management roles from 1982 - 1989.

     Mr. MacLennan was appointed Vice President and General Manager of Hologic Systems and Fluoroscan in May 2001. Prior to that, Mr. MacLennan held the position of Vice President and General Manager, Fluoroscan, since joining the Company in 1997. Prior to joining Hologic, Mr. MacLennan was Vice President and General Manager of the Medical Division of Del Global Technologies (the former GENDEX Medical) from April 1996 to May 1997. From May 1990 to April 1996, Mr. MacLennan served as Vice President, Sales and Marketing for GENDEX Medical. Mr. MacLennan received an MBA from Baldwin Wallace College.

     Dr. Soltani joined the Company in November 2000 as Vice President and General Manager of Direct Radiography Corp., a Hologic Company. Prior to joining Hologic, Dr. Soltani served as General Manager, NDT Business Group, Digital Systems at AGFA Corporation from 1999 to November 2000. From 1994 to 1999, Dr. Soltani served as General Manager, Imaging Systems Division of Liberty Technologies, a division of Crane Nuclear, Inc. Prior thereto, Dr. Soltani was with Quantex Corporation, serving as Vice President, Technology from 1992 - 1994, Director, Product Development from 1990 - 1992 and as a Senior Staff Scientist from 1986 - 1990. Dr. Soltani is the principal author or co-author of a number of patents related to digital imaging technologies and has published numerous articles on digital imaging. Dr. Soltani received a Ph.D. in Materials Engineering from the University of Maryland in 1994.

     Dr. Von Stetten has held numerous positions within Hologic since joining the Company in 1990. Dr. Von Stetten was appointed to his current position of Vice President and General Manager, Osteoporosis Assessment in September 2000 and served as Scientific Director for Hologic bone densitometry products from 1999 - 2000. Prior to being Scientific Director, Dr. Von Stetten held the position of Director, Ultrasound Technologies from 1996 - 1999 and Principal Scientist from 1993 - 1996. Dr. Von Stetten is the principal author or co-author of several patents related to osteoporosis testing devices and has published numerous papers on osteoporosis assessment technologies. Dr. Von Stetten received a Ph.D. in Experimental Solid State Physics from Brandeis University in 1990.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
------

          (b)      EXHIBIT.
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               99.  News Release


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2001  HOLOGIC, INC.



                              By: /s/ Glenn P. Muir
                                  -----------------
                                  Glenn P. Muir,
                                  Executive Vice President, Finance and
                                  Administration and Treasurer